UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 21, 2014

MAGNEGAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road
Tarpon Springs, FL 34689
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code : (727) 934-3448

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 22, 2014, Magnegas Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission to report its entry on January 21, 2014 into a Securities Purchase Agreement (the “Purchase Agreement”) relating to, among other things, a registered direct offering of $1,858,867.20 of shares of the Company’s common stock (the “Registered Stock”) by the Company to an institutional investor.  The Registered Stock was offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-188661).  This amendment is being filed solely to amend the Original Form 8-K to include Exhibit 5.1 hereto.  Other than as described above, this amendment does not amend any other information previously filed in the Original Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d)               Exhibits

Exhibit No.	Description
Exhibit 4.1	Form of Certificate of Designations of Series B Convertible Preferred Stock (1)
Exhibit 4.2	Form of Warrant (1)
Exhibit 4.3	Form of Placement Agent Warrant (1)
Exhibit 5.1	Legal Opinion of Szaferman, Lakind, Blumstein & Blader, P.C. (filed herewith)
Exhibit 10.1	Placement Agency Agreement for Registered Offering (1)
Exhibit 10.2	Placement Agency Agreement for PIPE Transaction (1)
Exhibit 10.3	Form of Securities Purchase Agreement (1)
Exhibit 10.4	Form of Registration Rights Agreement (1)
Exhibit 99.1	Press Release dated January 22, 2014 (1)

(1)	Previously filed as an exhibit to the Original Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: January 23, 2014	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer